Exhibit 99.1

B. Riley Financial Reports Third Quarter 2022 Results; Declares $1.00 Dividend

Total Revenues of $340.4 million

Net Income of $45.8 million, Diluted EPS of $1.53

Adjusted EBITDA of $141.4 million

Declares Quarterly Dividend of $1.00 per common share

Board Approves Share Repurchase Plan of up to $50 million

LOS ANGELES, November 3, 2022 – B. Riley Financial, Inc. (NASDAQ: RILY) (“B. Riley” or the “Company”), a diversified financial services platform, today released results for the three-month period ending September 30, 2022.

Bryant Riley, Chairman and Co-Chief Executive Officer of B. Riley Financial, commented: “Our third quarter results represent the underlying strength and continued versatility of our diversified platform despite the meaningful slowdown in capital markets. Our ability to generate solid operating results over the past nine months has enabled us to deliver our shareholders with a third quarter dividend of $1.00 per share, and over $83 million in common dividends related to our performance in the current year.”

“Stable operating performance and steady cash flow have provided us a solid foundation with which to operate as we continue to opportunistically invest to enhance our platform. During the quarter, we added BullsEye Telecom to our Lingo subsidiary and expanded our receivables portfolio. And in the beginning of the fourth quarter, we acquired Targus® in a transaction valued at $250 million. These additions are expected to further balance our episodic and cyclical businesses, while meaningfully augmenting our steady and recurring earnings and cash flows as we look ahead,” added Riley.

“It has been over a decade since we have endured a capital markets environment as challenging as the one we navigate today. While we have maintained meaningful profitability, we recognize that the current market environment presents both opportunities and challenges for capital markets and wealth management. Our diversified business is well-structured for continued resiliency in the event challenging markets persist, or even intensify. Cost discipline over our 25-year history has afforded us the agility and flexibility to continue to thrive and aggregate share amid periods of market dislocation. At the same time, steady and growing cash flows have enabled us to return meaningful capital to our shareholders as we continue to invest in our business. We expect to see numerous opportunities over the next 12 to 24 months as market valuations adjust, and believe we are in a very strong position to take advantage of those opportunities.”

Tom Kelleher, Co-Chief Executive Officer of B. Riley Financial, added: “Our world class team of professionals has continued to make great strides incorporating acquisitions and welcoming new colleagues to B. Riley, while continuing to support our clients and partners amid a difficult environment. Embedded throughout our platform is core expertise across restructuring, debt refinancing, direct lending, bankruptcy advisory, and asset disposition. As financial conditions tighten and demand for these services continue to accelerate, we believe our counter-cyclical businesses will be poised for growth in the coming quarters.”

Declaration of Common Dividend

The Company has declared a regular quarterly cash dividend of $1.00 per common share payable on or about November 29 to common stockholders of record as of November 15.

Share Repurchase Authorization

B. Riley’s Board of Directors has approved an annual share repurchase plan under which the Company may repurchase up to $50 million of its common shares.

www.brileyfin.com | NASDAQ: RILY	1

Third Quarter 2022 Financial Summary

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in thousands, except for share data)	2022	2021	2022	2021

Net income (loss) available to common shareholders	$45,835	$48,621	$(108,390)	$375,415

Basic income (loss) per common share	$1.62	$1.76	$(3.86)	$13.75
Diluted income (loss) per common share	$1.53	$1.69	$(3.86)	$13.07

B. Riley Financial reported total revenues of $340.4 million, compared with $381.5 million for the third quarter ended September 30, 2021.

Net income available to common shareholders was $45.8 million, or $1.53 per diluted share, compared to $48.6 million, or $1.69 per diluted share in the prior-year period.

Total adjusted EBITDA for the quarter was $141.4 million, compared to $114.1 million in the prior year period.

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in thousands)	2022	2021	2022	2021

Operating Revenues (2)	$328,209	$363,325	$868,815	$1,000,633
Investment Gains (Loss) (4)	12,154	18,197	(280,163)	317,818
Total Revenues	$340,363	$381,522	$588,652	$1,318,451

Operating Adjusted EBITDA (3)	$106,244	$101,091	$264,651	$315,932
Investment Adjusted EBITDA (5)	35,193	13,010	(218,329)	308,537
Total Adjusted EBITDA (1)	$141,437	$114,101	$46,322	$624,469

For the third quarter ended September 30, 2022:

Operating revenues (2) were $328.2 million, compared with $363.3 million for the third quarter ended September 30, 2021. Operating adjusted EBITDA (3) increased to $106.2 million, compared with $101.1 million in the prior year period.

Quarterly investment gains were $12.2 million for the quarter, which reflect certain strategic investments held by the Company.

Quarterly results benefitted from $13.2 million of income related to the deconsolidation of B. Riley Principal 150 Merger Corp. as result of its business combination with FaZe Clan Inc.

Balance Sheet Highlights

As of September 30, 2022, cash and investments (6) totaled approximately $2.33 billion including cash and cash equivalents of $231.8 million, $1.2 billion in net securities and other investments owned, and $814.7 million in loans receivable.

Total debt was approximately $2.32 billion as of September 30. Total cash and investments, (6) net of debt, was approximately $14 million at quarter-end.

www.brileyfin.com | NASDAQ: RILY	2

Third Quarter 2022 Segment Financial Summary

	Operating Revenues (2)		Investment Gains (Loss) (4)		Total Segment Revenue
	Three Months Ended September 30,		Three Months Ended September 30,		Three Months Ended September 30,
(Dollars in thousands)	2022	2021	2022	2021	2022	2021
Capital Markets	$168,271	$161,718	$11,127	$16,935	$179,398	$178,653
Wealth Management	47,145	117,572	1,027	1,262	48,172	118,834
Auction and Liquidation	7,039	37,072	-	-	7,039	37,072
Financial Consulting	22,835	21,291	-	-	22,835	21,291
Principal Investments - Communications and Other	77,896	19,300	-	-	77,896	19,300
Brands	5,023	6,372	-	-	5,023	6,372

	Segment Operating Income (Loss) (7)		Investment Income (Loss) (5)		Total Segment Income (Loss)
	Three Months Ended September 30,		Three Months Ended September 30,		Three Months Ended September 30,
(Dollars in thousands)	2022	2021	2022	2021	2022	2021
Capital Markets	$90,767	$76,142	$33,337	$11,748	$124,104	$87,890
Wealth Management	(10,524)	5,322	1,027	1,262	(9,497)	6,584
Auction and Liquidation	577	6,298	-	-	577	6,298
Financial Consulting	2,704	2,769	-	-	2,704	2,769
Principal Investments - Communications and Other	1,906	6,506	-	-	1,906	6,506
Brands	3,599	4,686	-	-	3,599	4,686

For the three months ended September 30, 2022:

Capital Markets revenues of $179.4 million remained relatively flat, despite lower levels of investment banking and underwriting activity. Segment income increased to $124.1 million, up from $87.9 million in the prior year period, primarily driven by interest income from loans and securities lending.

Excluding investment gains(4), Capital Markets segment operating revenues increased to $168.3 million, up from $161.7 million in the prior year period. Segment operating income (7) increased to $90.8 million from $76.1 million in the prior year period.

Wealth Management revenues decreased to $48.2 million, primarily impacted by our strategic exit of several brokers and certain businesses previously affiliated with National Securities, in addition to challenging market conditions which resulted in reduced client activity. Wealth assets under management were approximately $25 billion as of September 30, 2022.

Auction and Liquidation revenues were $7.0 million, primarily driven by ongoing engagements in Europe and smaller liquidation projects in the US. Results for this segment vary from quarter-to-quarter and year-to-year due to the episodic impact of large retail liquidation engagements.

www.brileyfin.com | NASDAQ: RILY	3

Financial Consulting revenues increased to $22.8 million, up from $21.3 million in the prior year period, primarily driven by sustained demand for appraisals, and bankruptcy restructuring and forensic litigation consulting. Segment income of $2.7 million remained steady compared to $2.8 million in the prior year period.

Principal Investments – Communications and Other segment revenues increased 304% to $77.9 million, up from $19.3 million in the prior year period due to the additions of Marconi Wireless, Lingo, and Bullseye Telecom. On a combined basis, communications businesses, along with other principal investments, continued to perform above expectations, contributing recurring cash flow to the Company.

Brands segment revenues were $5.0 million related to the licensing of trademarks for six brands: Catherine Malandrino, English Laundry, Joan Vass, Kensie Girl, Limited Too, and Nanette Lepore.

Investments in the Hurley and Justice brands contributed dividend income of $7.1 million for the quarter, compared to $4.3 million in the same period last year. Results related to the Hurley and Justice investments are recognized as Capital Markets segment operating income.(7)

Supplemental Financial Data

Additional details related to operating results and investment performance can be found in the Third Quarter 2022 Financial Supplement on B. Riley’s investor relations website.

Conference Call Details

Management will host an investor call to discuss its third quarter results today, Thursday, November 3, 2022 at 4:30 p.m. Eastern time (1:30 p.m. Pacific time). Investors may access the live broadcast and archived recording via ir.brileyfin.com.

Date and Time:	Thursday, November 3, 2022 at 4:30 p.m. Eastern time (1:30 p.m. Pacific time)
Dial In:	1-800-239-9838 (toll-free) or 1-856-344-9221 (international)
Audio Webcast:	https://ir.brileyfin.com/events-and-presentations

Replay (expires Thursday, November 10, 2022)
Dial In:	1-844-512-2921; 9397082 (pin)

About B. Riley Financial

B. Riley Financial is a diversified financial services platform that delivers tailored solutions to meet the strategic, operational, and capital needs of its clients and partners. B. Riley leverages cross-platform expertise to provide clients with full service, collaborative solutions at every stage of the business life cycle. Through its affiliated subsidiaries, B. Riley provides end-to-end, collaborative financial services across investment banking, institutional brokerage, private wealth and investment management, financial consulting, corporate restructuring, operations management, risk and compliance, due diligence, forensic accounting, litigation support, appraisal and valuation, auction, and liquidation services. B. Riley opportunistically invests to benefit its shareholders, and certain registered affiliates originate and underwrite senior secured loans for asset-rich companies. B. Riley refers to B. Riley Financial, Inc. and/or one or more of its subsidiaries or affiliates. For more information, please visit www.brileyfin.com.

Footnotes (See "Note Regarding Use of Non-GAAP Financial Measures" for further discussion of these non-GAAP terms.)

(1)	Adjusted EBITDA includes earnings before interest, taxes, depreciation, amortization, restructuring charge, share-based payments, gain on extinguishment of loans, impairment of tradenames, and transaction related and other costs. For a definition of adjusted EBITDA and a reconciliation to GAAP financial measures, please see the Appendix hereto.
(2)	Operating revenue is defined as the sum of revenues from services and fees, interest income - loans and securities lending, and sale of goods.
(3)	Operating adjusted EBITDA is defined as adjusted EBITDA excluding trading income (losses) and fair value adjustments on loans and other investment related expenses.
(4)	Investment gains (loss) is defined as trading income (losses) and fair value adjustments on loans.
(5)	Investment adjusted EBITDA and investment income (loss) are defined as trading income (losses) and fair value adjustments on loans, less other investment related expenses.
(6)	Total cash and investments is defined as the sum of cash and cash equivalents, restricted cash, due from clearing brokers net of due to clearing brokers, securities and other investments owned, at fair value net of (i) securities sold not yet purchased and (ii) noncontrolling interest related to investments, advances against customer contracts, loans receivable, at fair value net of loan participations sold, and other investments reported in prepaid and other assets.
(7)	Segment operating income (loss) is defined as segment income (loss) excluding trading income (losses) and fair value adjustments on loans and other investment related operating expenses.

www.brileyfin.com | NASDAQ: RILY	4

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including operating revenues, adjusted EBITDA, operating adjusted EBITDA, and investment adjusted EBITDA, may be considered non-GAAP financial measures. B. Riley Financial believes this information is useful to investors because it provides a basis for measuring the Company's available capital resources, the operating performance of its business and its revenues and cash flow, (i) excluding in the case of operating revenues, trading income (losses) and fair value adjustments on loans, (ii) excluding in the case of adjusted EBITDA, net interest expense, provisions for or benefit from income taxes, depreciation, amortization, fair value adjustment, restructuring charge, gain on extinguishment of loans, impairment of trade names, stock-based compensation and transaction and other expenses, (iii) excluding in the case of operating adjusted EBITDA, the aforementioned adjustments for adjusted EBITDA as well as trading income (losses) and fair value adjustments on loans, and other investment related expenses, (iv) including in the case of investment adjusted EBITDA, trading income (losses) and fair value adjustments on loans, net of other investment related expenses, and (v) including in the case of total cash and investments, net of debt, total cash, net securities and investments, and other minus total debt, that would normally be included in the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles ("GAAP"). In addition, the Company's management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company's operating performance, management compensation, capital resources, and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies.

Forward-Looking Statements

Statements in this press release that are not descriptions of historical facts are forward-looking statements that are based on management's current expectations and assumptions and are subject to risks and uncertainties. If such risks or uncertainties materialize or such assumptions prove incorrect, our business, operating results, financial condition, and stock price could be materially negatively affected. You should not place undue reliance on such forward-looking statements, which are based on the information currently available to us and speak only as of the date of this press release. Such forward-looking statements include, but are not limited to, statements regarding our excitement and the expected growth of our business segments. Factors that could cause such actual results to differ materially from those contemplated or implied by such forward-looking statements include, without limitation, the risks associated with the unpredictable and ongoing impact of the COVID-19 pandemic and other risks described from time to time in B. Riley Financial, Inc.’s periodic filings with the SEC, including, without limitation, the risks described in B. Riley Financial, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021 under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” (as applicable). Additional information will be set forth in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022. These factors should be considered carefully, and readers are cautioned not to place undue reliance on such forward-looking statements. All information is current as of the date this press release is issued, and B. Riley Financial undertakes no duty to update this information.

Contacts

Investors Mike Frank ir@brileyfin.com (212) 409-2424	Media Jo Anne McCusker press@brileyfin.com (646) 885-5425

www.brileyfin.com | NASDAQ: RILY	5

B. RILEY FINANCIAL, INC.

Consolidated Balance Sheets

(Dollars in thousands, except par value)

	September 30,	December 31,
	2022	2021
	(Unaudited)
Assets
Assets
Cash and cash equivalents	$231,805	$278,933
Restricted cash	1,578	927
Due from clearing brokers	53,472	29,657
Securities and other investments owned, at fair value	1,238,613	1,532,095
Securities borrowed	2,243,306	2,090,966
Accounts receivable, net	64,707	49,673
Due from related parties	814	2,074
Loans receivable, at fair value (includes $68,575 and $167,744 from related parties as of September 30, 2022 and December 31, 2021, respectively.)	814,715	873,186
Prepaid expenses and other assets	355,875	463,502
Operating lease right-of-use assets	84,550	56,969
Property and equipment, net	16,174	12,870
Goodwill	429,187	250,568
Other intangible assets, net	296,346	207,651
Deferred tax assets, net	2,845	2,848
Total assets	$5,833,987	$5,851,919
Liabilities and Equity
Liabilities
Accounts payable	$22,167	$6,326
Accrued expenses and other liabilities	278,889	343,750
Deferred revenue	89,157	69,507
Deferred tax liabilities, net	10,932	93,055
Due to related parties and partners	396	—
Due to clearing brokers	3,942	69,398
Securities sold not yet purchased	17,751	28,623
Securities loaned	2,239,250	2,088,685
Operating lease liabilities	96,049	69,072
Notes payable	25,075	357
Revolving credit facility	74,700	80,000
Term loans, net	558,035	346,385
Senior notes payable, net	1,661,191	1,606,560
Total liabilities	5,077,534	4,801,718

Commitments and contingencies
Redeemable noncontrolling interests in equity of subsidiaries	178,759	345,000
B. Riley Financial, Inc. equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; 4,535 and 4,512 issued and outstanding as of September 30, 2022 and December 31, 2021, respectively; liquidation preference of $113,380 and $112,790 as of September 30, 2022 and December 31, 2021, respectively.	—	—
Common stock, $0.0001 par value; 100,000,000 shares authorized; 28,300,003 and 27,591,028 issued and outstanding as of September 30, 2022 and December 31, 2021, respectively.	3	3
Additional paid-in capital	473,420	413,486
Retained earnings	46,916	248,862
Accumulated other comprehensive loss	(6,726)	(1,080)
Total B. Riley Financial, Inc. stockholders' equity	513,613	661,271
Noncontrolling interests	64,081	43,930
Total equity	577,694	705,201
Total liabilities and equity	$5,833,987	$5,851,919

www.brileyfin.com | NASDAQ: RILY	6

B. RILEY FINANCIAL, INC.

Consolidated Statements of Operations

(Unaudited)

(Dollars in thousands, except share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Revenues:
Services and fees	$266,485	$301,497	$678,065	$857,109
Trading income (losses) and fair value adjustments on loans	12,154	18,197	(280,163)	317,818
Interest income - Loans and securities lending	57,594	26,869	182,855	89,280
Sale of goods	4,130	34,959	7,895	54,244
Total revenues	340,363	381,522	588,652	1,318,451
Operating expenses:
Direct cost of services	44,523	18,019	73,959	41,435
Cost of goods sold	3,089	12,442	7,334	21,394
Selling, general and administrative expenses	163,727	244,218	506,062	635,484
Restructuring charge	8,016	—	8,016	—
Interest expense - Securities lending and loan participations sold	17,447	10,097	43,757	40,269
Total operating expenses	236,802	284,776	639,128	738,582
Operating income (loss)	103,561	96,746	(50,476)	579,869
Other income (expense):
Interest income	686	70	1,253	175
Change in fair value of financial instruments and other	(574)	1,758	9,728	8,267
(Loss) income from equity investments	(91)	1,149	3,285	1,172
Interest expense	(34,587)	(25,372)	(96,787)	(66,014)
Income (loss) before income taxes	68,995	74,351	(132,997)	523,469
(Provision for) benefit from income taxes	(16,350)	(22,693)	39,858	(140,113)
Net income (loss)	52,645	51,658	(93,139)	383,356
Net income attributable to noncontrolling interests and redeemable noncontrolling interests	4,808	1,108	9,245	2,474
Net income (loss) attributable to B. Riley Financial, Inc.	47,837	50,550	(102,384)	380,882
Preferred stock dividends	2,002	1,929	6,006	5,467
Net income (loss) available to common shareholders	$45,835	$48,621	$(108,390)	$375,415

Basic income (loss) per common share	$1.62	$1.76	$(3.86)	$13.75
Diluted income (loss) per common share	$1.53	$1.69	$(3.86)	$13.07

Weighted average basic common shares outstanding	28,293,064	27,570,716	28,068,160	27,297,917
Weighted average diluted common shares outstanding	29,968,417	28,794,066	28,068,160	28,726,492

www.brileyfin.com | NASDAQ: RILY	7

B. RILEY FINANCIAL, INC.

Segment Financial Information

(Unaudited)

(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Capital Markets segment:
Revenues - Services and fees	$113,217	$134,849	$249,727	$431,825
Trading income (loss) and fair value adjustments on loans	11,127	16,935	(283,240)	311,335
Interest income - Loans and securities lending	55,054	26,869	178,879	89,280
Total revenues	179,398	178,653	145,366	832,440
Selling, general and administrative expenses	(35,673)	(80,152)	(115,655)	(231,765)
Interest expense - Securities lending and loan participations sold	(17,447)	(10,097)	(43,757)	(40,269)
Depreciation and amortization	(2,174)	(514)	(6,271)	(1,526)
Segment income (loss)	124,104	87,890	(20,317)	558,880
Wealth Management segment:
Revenues - Services and fees	47,145	117,572	184,963	270,558
Trading income and fair value adjustments on loans	1,027	1,262	3,077	6,483
Total revenues	48,172	118,834	188,040	277,041
Selling, general and administrative expenses	(52,302)	(110,157)	(206,438)	(260,331)
Restructuring charge	(4,106)	—	(4,106)	—
Depreciation and amortization	(1,261)	(2,093)	(4,402)	(6,832)
Segment (loss) income	(9,497)	6,584	(26,906)	9,878
Auction and Liquidation segment:
Revenues - Services and fees	1,949	2,745	7,792	15,637
Revenues - Sale of goods	2,550	34,327	2,550	52,162
Interest income - Loans and securities lending	2,540	—	3,976	—
Total revenues	7,039	37,072	14,318	67,799
Direct cost of services	(2,999)	(13,622)	(6,630)	(27,742)
Cost of goods sold	(1,235)	(11,999)	(1,235)	(19,578)
Selling, general and administrative expenses	(2,228)	(5,153)	(6,225)	(9,719)
Segment income	577	6,298	228	10,760
Financial Consulting segment:
Revenues - Services and fees	22,835	21,291	73,081	66,435
Selling, general and administrative expenses	(20,056)	(18,436)	(60,947)	(55,896)
Depreciation and amortization	(75)	(86)	(234)	(273)
Segment income	2,704	2,769	11,900	10,266
Principal Investments - Communications and Other segment:
Revenues - Services and fees	76,316	18,669	147,748	57,394
Revenues - Sale of goods	1,580	631	5,345	2,081
Total revenues	77,896	19,300	153,093	59,475
Direct cost of services	(41,524)	(4,397)	(67,329)	(13,693)
Cost of goods sold	(1,854)	(443)	(6,099)	(1,816)
Selling, general and administrative expenses	(22,267)	(5,458)	(44,103)	(15,096)
Restructuring charge	(3,910)	—	(3,910)	—
Depreciation and amortization	(6,435)	(2,496)	(13,255)	(7,558)
Segment income	1,906	6,506	18,397	21,312
Brands segment:
Revenues - Services and fees	5,023	6,372	14,754	15,261
Selling, general and administrative expenses	(845)	(972)	(2,419)	(2,338)
Depreciation and amortization	(579)	(714)	(1,745)	(2,143)
Segment income	3,599	4,686	10,590	10,780
Consolidated operating income (loss) from reportable segments	123,393	114,733	(6,108)	621,876

Corporate and other expenses	(19,832)	(17,987)	(44,368)	(42,007)
Interest income	686	70	1,253	175
Change in fair value of financial instruments and other	(574)	1,758	9,728	8,267
(Loss) income on equity investments	(91)	1,149	3,285	1,172
Interest expense	(34,587)	(25,372)	(96,787)	(66,014)
Income (loss) before income taxes	68,995	74,351	(132,997)	523,469
(Provision for) benefit from income taxes	(16,350)	(22,693)	39,858	(140,113)
Net income (loss)	52,645	51,658	(93,139)	383,356
Net income attributable to noncontrolling interests and redeemable noncontrolling interests	4,808	1,108	9,245	2,474
Net income (loss) attributable to B. Riley Financial, Inc.	47,837	50,550	(102,384)	380,882
Preferred stock dividends	2,002	1,929	6,006	5,467
Net income (loss) available to common shareholders	$45,835	$48,621	$(108,390)	$375,415

www.brileyfin.com | NASDAQ: RILY	8

B. RILEY FINANCIAL, INC.

Adjusted EBITDA and Operating Adjusted EBITDA Reconciliation

(Unaudited)

(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Net income (loss) attributable to B. Riley Financial, Inc.	$47,837	$50,550	$(102,384)	$380,882
Adjustments:
Provision for (benefit from) income taxes	16,350	22,693	(39,858)	140,113
Interest expense	34,587	25,372	96,787	66,014
Interest income	(686)	(70)	(1,253)	(175)
Share based payments	14,613	9,374	45,828	23,508
Depreciation and amortization	10,717	6,142	26,526	19,066
Restructuring charge	8,016	—	8,016	—
Gain on extinguishment of loans	—	—	(1,102)	(6,509)
Transactions related costs and other	10,003	40	13,762	1,570

Total EBITDA Adjustments	93,600	63,551	148,706	243,587

Adjusted EBITDA	$141,437	$114,101	$46,322	$624,469
Operating EBITDA Adjustments:
Trading (income) losses and fair value adjustments on loans	(12,154)	(18,197)	280,163	(317,818)
Other investment related expenses	(23,039)	5,187	(61,834)	9,281

Total Operating EBITDA Adjustments	(35,193)	(13,010)	218,329	(308,537)

Operating Adjusted EBITDA	$106,244	$101,091	$264,651	$315,932

www.brileyfin.com | NASDAQ: RILY	9

B. RILEY FINANCIAL, INC.

Adjusted Net Income Reconciliation

(Unaudited)

(Dollars in thousands, except share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Net income (loss) attributable to B. Riley Financial, Inc.	$47,837	$50,550	$(102,384)	$380,882
Adjustments:
Share based payments	14,613	9,374	45,828	23,508
Amortization of intangible assets	9,390	5,156	23,146	16,176
Restructuring charge	8,016	—	8,016	—
Gain on extinguishment of loans	—	—	(1,102)	(6,509)
Transactions related costs and other	10,003	40	13,762	1,570
Income tax effect of adjusting entries	(10,704)	(4,514)	(23,593)	(9,587)
Adjusted net income (loss) attributable to B. Riley Financial, Inc.	$79,155	$60,606	$(36,327)	$406,040

Adjusted income (loss) per common share:
Adjusted basic income (loss) per share	$2.80	$2.20	$(1.29)	$14.87
Adjusted diluted income (loss) per share	$2.64	$2.10	$(1.29)	$14.13

Shares used to calculate adjusted basic net income per share	28,293,064	27,570,716	28,068,160	27,297,917
Shares used to calculate adjusted diluted net income per share	29,968,417	28,794,066	28,068,160	28,726,492

# # #

Source: B. Riley Financial, Inc.

www.brileyfin.com | NASDAQ: RILY	10